Exhibit 99

                                    CHAPARRAL
                            CHAPARRAL RESOURCES, INC.




August 19, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-0609

Re:  Certification pursuant to 18 U.S.C. Section. 1350, as adopted pursuant to
     Section 906 of the Sarbanes-Oxley Act of 2002

Dear Sir or Madam:

     The certification set forth below is being submitted to the Securities and Exchange Commission for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. In connection with the Quarterly Report of Chaparral Resources, Inc. (the "Company") on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, as the Chief Executive Officer and Chief Financial Officer of the Company, respectively, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                            Sincerely,


                                            /s/  James A. Jeffs
                                            -----------------------------------
                                                 James A. Jeffs
                                                 Chief Executive Officer


                                            /s/  Michael B. Young
                                            -----------------------------------
                                                 Michael B. Young
                                                 Chief Financial Officer